U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                               ------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ADM Enterprises, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)



North Dakota                              1700                        45-0459323
------------                              ----                        ----------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)



2021 North 3rd Street, Bismarck, North Dakota                              58501
---------------------------------------------                         ----------
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 224-9338
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          9,595,000              $0.25               $2,398,750            $633.27
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             ADM Enterprises, Inc.,
                           a North Dakota corporation

                        9,595,000 Shares of Common Stock


This prospectus relates to 9,595,000 shares of common stock of ADM Enterprises, Inc., a North Dakota corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There currently is no market for our common stock, and we have not applied for listing or quotation on any public market. Investors should not buy these shares unless they can afford to lose their entire investment.


See "Risk Factors" on pages 4 to 10 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this prospectus is July 9, 2001
                                                  ------------
                             Subject to completion.

                                TABLE OF CONTENTS

 Prospectus Summary ..........................................................................4
 Risk Factors.................................................................................4
 Use of Proceeds.............................................................................11
 Determination of Offering Price.............................................................11
 Dilution.......   ..........................................................................11
 Selling Security Holders....................................................................11
 Plan of Distribution........................................................................12
 Legal Proceedings...........................................................................13
 Directors, Executive Officers, Promoters and Control Persons................................13
 Security Ownership of Certain Beneficial Owners and Management..............................14
 Description of Securities...................................................................15
 Interest of Named Experts and Counsel.......................................................15
 Disclosure of Commission Position on Indemnification for Securities Act Liabilities.........15
 Organization Within Last Five Years.........................................................16
 Description of Business.....................................................................16
 Management's Discussion and Analysis of Financial Condition and Results of Operations.......18
 Description of Property.....................................................................19
 Certain Relationships and Related Transactions..............................................20
 Market for Common Equity and Related Stockholder Matters....................................21
 Executive Compensation......................................................................22
 Financial Statements........................................................................23
 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure........38
 Legal Matters...............................................................................38
 Experts.....................................................................................38
 Additional Information......................................................................38
 Indemnification of Directors and Officers...................................................38
 Other Expenses of Issuance and Distribution.................................................39
 Recent Sales of Unregistered Securities.....................................................39
 Exhibits....................................................................................40
 Undertakings................................................................................40
 Signatures    ..............................................................................42
 Power of Attorney...........................................................................44

Prospectus Summary
------------------
Our Business:                      Our principal business address is 2021 North
                                   3rd Street, Bismarck, North Dakota 58501. Our telephone number is 701.224.9338.

                                   We provide customized construction and
                                   installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation's second largest retailer-owned grocery wholesaler. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers.

Our State of Organization:         We incorporated in North Dakota on January 4,
                                   2001.

Number of Shares Being Offered:    The selling security holders want to sell
                                   9,595,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of Shares Outstanding       9,595,000 shares of our common stock are
After the Offering:                issued and outstanding. We have no other
                                   securities issued.

Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of those shares being offered.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

Our ability to succeed is uncertain because our revenue is substantially derived from construction contracts that are fixed unit price contracts.


The terms of these contracts require us to guarantee the price of our services on a unit price basis and assume the risk that the costs associated with our performance will not be greater than we anticipated. Our profitability in this market is, therefore, dependent on our ability to accurately estimate the costs associated with our services. These costs may be affected by a variety of factors, such as lower than anticipated productivity and conditions at the construction sites differing materially from what was anticipated at bid time. If we are unable to accurately estimate the costs of these fixed unit price contracts, certain projects could have lower margins than anticipated. ^

Supermarkets, grocers and other groceries retailers may not accept our bids to provide installation services, which may significantly hinder our ability to expand our operations and generate revenues in other geographic markets.


In our geographic markets, we compete with other major contractors as well as smaller contractors. In general, competition for work in these markets is intense, and especially in the public sector, contracts are normally awarded to the lowest responsible and responsive bidder. Consequently, our ability to obtain a substantial portion of our contracts is dependent upon our ability to accurately and effectively estimate contract prices lower than our competitors are able to do so.

We obtain a majority of our work through a competitive bid basis, on which our projects are competitively bid on a fixed price basis. We do not know if supermarkets, grocers or other groceries retailers will use our services in other geographic areas. Our failure to gain acceptance of our services by grocers in those areas, including grocers who do not currently use or require our installation services, will significantly hinder our ability to expand our operations. . Supermarkets and other grocers will not use our services unless they determine that it is preferable to other installation bids.

We are substantially dependent on grocery store design companies for our business. We do not currently have any other source for our business which is our only current source of revenue.

Our primary clients are grocery store design companies. A store, which has elected to build or renovate a store, will work with a designer to determine the theme, colors and materials to be used. Once these decisions are made, we begin collaborating with construction and renovation crews regarding the installation of the newly selected decor. Our inability to develop other relationships with different design companies to obtain business from other wholesale or retail grocers will significantly affect our ability to increase revenues.

In addition, the market for grocer decor installation services is highly competitive in our region. Several of our competitors are larger, better known and have substantially greater marketing, financial, personnel and other resources, including established reputations and working relationships with those grocery store design companies, than we do. ^ We believe that the constructions and installation business competes on price, reputation for quality, timeliness, familiarity with retail construction, the availability of aggregate materials and financial strength. ^ Our services may not be competitive in the marketplace.

A significant percentage of our revenue comes from contracts with the grocery store industry. Therefore, our ability to continue to generate revenues is dependent on the grocery store industry.

Competition between neighborhood grocery stores is intense. Such stores renovate every five to six years to provide the store an opportunity to appear "new" again in order to attract more customers. Any reduction in demand for our services from the grocery store industry would harm our operating results. Furthermore, installation contracts are generally conducted on a bid basis. If our bid rates increase significantly for projects outside of our current geographic area of Bismarck, North Dakota, our bids may not be accepted, which will significantly affect the amount of revenues that we generate.

The results of our operations are directly affected by the cost of raw materials. If the costs of those raw materials increase significantly, our profitability will be reduced.

Our results of operations are affected significantly by fluctuations in the market prices of building material, which represent a substantial portion of the total cost of our services. We buy our building material at market-based prices from numerous suppliers. Our average purchase price for building materials may not continue to be stable. If such price increases significantly in the future, our profitably will be negatively affected.

Our general liability insurance may be inadequate. We may not have financial resources to pay for claims that exceed our insurance policy limits, which may our ability to continue our operations.

We maintain general liability and excess liability insurance covering our installation vehicle and equipment in amounts consistent with industry practices. In addition, we are required to provide various types of surety bonds guaranteeing our performance under certain contracts. We do not maintain any life or liability insurance for our officers or directors. We may not be able to maintain adequate insurance.

Our failure to obtain bid and performance bonds in the future and the inability to procure such bonds could harm our ability to bid for certain contracts.

Our ability to obtain surety bonds depends on our capitalization, working capital, past performance, management expertise and other factors. Surety companies consider such factors in light of the amount of surety bonds then outstanding for us in relation to their current underwriting standards, which may change from time to time. Installation activity can be complex projects requiring significant technical and management skills and financial strength to, among other things, obtain bid and performance bonds, which are often a condition to bidding for, and awarding of, contracts for such projects. We may not be able to obtain adequate surety bonds.

We may be liable for services that we provide. Any claims or adverse judgments against us may reduce our financial resources or hinder our reputation.

Claims of tortious injury brought by third parties against us may occur in the future, with respect to the quality of our current, or future, construction or installation workmanship or performance. We do not guaranty that we will counterclaim against any such parties in such claims or seek indemnification from other parties. We may not be able to avoid being costly and time-consuming litigation against third parties to defend against tortious claims, such as those stemming from construction defects. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause significant modification to our current installation procedures, require us to retrain our personnel or require us to enter into costly settlement agreements, any of which could have a material adverse effect upon our business, operating results and financial condition. Any adverse judgments or settlement agreements resulting from claims of personal injury or the like may deplete our financial resources or hinder our reputation of quality and excellence, thereby affecting our ability to continue our operations.

The construction and installation industry is cyclical and influenced by various economic factors, including interest rates and general fluctuations of the business cycle. Therefore, our results of operations will be cyclical and be influenced by those factors.

Our narrow range of clients, the cyclical nature of construction markets, especially in the Midwest where our primary market area is focused, as well as instability in general economic conditions could harm our business, operating results and financial condition. In recent years, the level of construction activity in the market sector that we serve has been relatively stable. However, this level of activity may not be sustained.

Our operations are dependent largely upon the construction markets and retail sales that have traditionally been cyclical. The economy has a direct bearing on these factors. Although national retail chains have in the past continued expansion during recessions, particularly in areas of the nation that are less affected by a recession, a weak economy could depress demand for our services and from time to time prices for our key raw materials could fluctuate widely. The markets for our services are cyclical and are affected by the same or similar economic factors that affect the housing and remodeling industries in general, including the availability of credit, changes in interest rates, market demand and general economic conditions, all of which are beyond our control.
Any deterioration in these markets could significantly affect our revenues. ^



We have historically experienced a seasonal pattern in our operating results.

The first quarter of each year typically has the lowest revenue due to varying weather conditions in many of the areas where we perform work. In addition, the commencement, stage of completion or termination of major projects may affect quarterly results. Results for any given quarter, therefore, is not indicative of results for any other quarter or for the year. The unpredictability of weather conditions and conflicts in resource allocation for overlapping projects contribute to the fluctuations in our operating results.


Disputes often arise among builders, subcontractors and customers due to the nature of the construction and installation industry and the contracting process. We may be forced to expend financial resources in order to resolve these disputes.

Defects in workmanship and the quality of work-performed increase the potential for disputes between parties in the construction industry. These disputes have the potential to result in the assertion of claims and litigation. Although the costs and legal expenses incurred in defense of claims against us and in pursuit of our claims have not historically been substantial, we cannot assure you that such fees will not significantly increase in the future. Significant increases in the costs of claims and litigation could reduce our financial resources and hinder our ability to continue operations.


Our business is subject to a variety of state and local governmental regulations and licensing requirements relating to construction and installation activities.


The regulatory requirements of federal, state, and municipal agencies and authorities, including regulations concerning labor relations and the protection of the environment may apply to our operations. While compliance with applicable regulatory requirements has not materially harmed our operations in the past relative to our competitive position within our industry sector, these requirements may change and compliance may harm our operations.


In addition, our operations require operating permits granted by governmental agencies. We believe that tighter regulations for the protection of the environment and other factors may make it increasingly difficult to obtain new permits and renewal of existing permits may be subject to more restrictive conditions than those that currently exist. Prior to commencing work on an installation project, we are required to obtain building permits and, in some jurisdictions, state and local authorities may require us to demonstrate knowledge of construction, building, and fire and safety codes. In order to complete a project and obtain a certificate of occupancy, we are required to obtain the approval of local authorities confirming compliance with these requirements. We currently are not required or exempted from obtaining licenses in the states and cities that we operate.

We may be subject to various environmental liabilities as a result of our services.

Our services are noisy and involve the use of chemicals, paint and dust. We aggressively seek to protect our employees and the environment from the effects of noise created in the milling of wood products and from the chemicals and paint involved in the finishing of wood products. Several governmental agencies are concerned with the protection of the environment and safety of the workers. Regulatory changes are subject to a variety of interpretations by different agencies, and can significantly affect the way in which businesses conduct operations. Our compliance with these regulations as well as the protection of our employees may cause significant modification our existing processes or incur significant expenses to meet standards dictated by environmental and health concerns.

We are subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although our current operations have not been significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our operations.

We rely on the availability of a qualified labor force. The lack of qualified labor may significantly affect our ability to complete jobs in a timely manner, which will affect our results of operation.

We believe that the current strength of the United States economy has decreased the number of qualified people available for employment in the construction and installation industry. Unemployment rates in the United States are low when compared to the last several years. ^ If we experience a shortage of labor, our ability to complete jobs in a timely manner will be affected. In addition, our labor costs may have to increase to retain qualified employees.

We are dependent on the availability of qualified subcontractors.


These subcontractors and we, in turn, are dependent on the availability of skilled workers. From time to time, particularly when the level of activity in the construction industry is high, both our subcontractors and we may face shortages of skilled workers. We may not have an adequate supply of subcontractors ^ to carry out our projects. Moreover, the costs to retain skilled subcontractors and workers may exceed our estimates.

Our future financial results are uncertain and our operating results may fluctuate. Therefore, investors may lose all or part of their investment if our expanded operations are not profitable.

Our results of operations may vary from period to period because of a variety of factors, including but not limited to our introduction of new products and services, cost increases from third-party service providers, production interruptions, the availability and cost of industry service providers, changes in marketing and sales expenditures, acceptance of our products, competitive pricing pressures, the interest in and use of our products and services and general economic and industry conditions that affect customer demand and preferences.

As with any expansion into a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing, promotional and development expenses, unforeseen negative publicity, competition, product liability or other legal challenges, and our lack of operating experience. Many of the risks may be unforeseeable or beyond our control. We may not successfully implement our business plan in a timely or effective manner, or generate sufficient interest in our products and services. We may not be able to market and sell enough products and services to generate sufficient revenues to continue our operations.

Current operating expenses do not reflect rental expense that could be charged at any time by our controlling shareholders.

Our controlling shareholders, who are also our officers and directors, currently provide office space to us at no charge. In the event that these shareholders elect to charge us rent for our office space, our operating expenses will increase, which reduce our profitability.

Our selling, general and administrative expenses could increase materially without any corresponding increases in revenues.

Our selling, general and administrative expenses do not reflect expenses which are provided by our controlling shareholders, who are also our officers and directors. If these expenses increase and our revenues do not increase, our losses could be larger than currently reflected.

We anticipate that we may need to raise additional capital to expand our operations in other geographic areas. Our failure to raise additional capital will significantly limit our expansion and business development.

To expand our operations in other geographic areas, we will be required to raise additional funds. For the period ended April 30, 2001, we experienced a negative cash flow from operations of approximately $35,371. As of January 4, 2001, we owed $33,577 for our vehicles, which are financed. We do not have any credit lines or other sources of pre-arranged financing to fund our operations or proposed expansion. We may not be able to obtain additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to expand our operations. This would have a material adverse effect on our ability to continue our business operations and compete with other providers.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or expansion.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

Our officers and directors may engage in other activities and may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business. Mr. Mees is also the President of G-Cats Acquisition Corporation, a Nevada corporation, which is a reporting company with the Commission. Mrs. Mees does not currently engage in any other activities and is not an officer or director of any other company. Ms. McConachie does not currently engage in any other activities and is not an officer or director of any other company.

There are no restrictions that prevent our officers and directors from starting a competing business.

Our officers and directors are not subject to any non-compete agreements with us. Therefore, our officers and directors may start a business that competes directly with us. The only assurance that investors have that our officers and directors will not start a competing business is that they own a significant amount of our outstanding shares of common stock. However, our officers and directors may sell some or all of those shares.

Our officers, directors and principal security holders own approximately 62.53% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders.

Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 62.53% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our principal security holders may be able to ^ control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval. In addition, certain provisions of North Dakota law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


We do not foresee paying dividends. We do not anticipate paying dividends on our common stock in the foreseeable future. We plan to retain earnings, if any, for the operation and expansion of our business. Therefore, investors should not buy these shares if they expect to be paid dividends.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We have not applied for listing or quotation on any public market. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the construction sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of the shares. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. An active public market for our stock may not develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his entire investment.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. In the event that our officers and directors sell all or some of their common stock, a conflict of interest will occur between our officers' and directors' duties to us and their personal interests in selling their shares. We cannot assure you that the officers and directors will not sell some or all of their shares as soon as they are registered.

Our officers and directors will benefit from resales of their shares of common stock which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

Our officers and directors, Ardell and Tammera Mees, own approximately 5,000,000 shares of common stock. The proposed offering price for their shares far exceeds the depreciated book value and market value of the assets that they contributed to the company. Therefore, our officers and directors will receive significant personal benefits if they sell their shares.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.


------------------------ ---------------------------  ---------------------------  -------------------------------
   Name of Selling     Amount of Shares of Common     Amount of Shares of Common   Amount of Shares of Common Stock
                        ---------------------------   ---------------------------  -------------------------------
   Security Holder   Stock Owned by Selling Security  Stock to be Offered by the   Owned by Selling Security Holder
                      -----------------------------   ---------------------------   ------------------------------
                        Holder Before the Offering    Selling Security Holder      After the Offering is Complete
---------------------  ----------------------------   ---------------------------  -------------------------------

Ardell Mees, President,            3,000,000                  3,000,000
                                                              ---------                     0
Treasurer, Director                                                                         -
------------------------------------------------------------------------------------------------------------------
Tammera Mees, Vice
President, Secretary,                                                                       0
Director                           2,000,000                  2,000,000                     -
------------------------------------------------------------------------------------------------------------------
Addie McConachie, Director         1,000,000                  1,000,000                     0
                                                              ---------                     -
------------------------------------------------------------------------------------------------------------------
Wade Vogel                          380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Romie Krickbaum                     380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Mellisa Hayes                       380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Todd Broadway                       380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Kelly Arndt                         380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Delton Stein                        380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Dan Saunders                        380,000                   380,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Bettina L. Wiest                    200,000                   200,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Nicole Nygarrd                      200,000                   200,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Michael Oswald                      200,000                   200,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Dana Schuler                        200,000                   200,000                       0
                                                              -------                       -
------------------------------------------------------------------------------------------------------------------
Karen Wolff                          2,500                    2,500                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Glenda Vogel                         2,500                    2,500                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Mark Setterlund                      8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Mark Bahmiller                       8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Steven Howry                         8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Robert Howry                         4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Mark S.Grove                         4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Dan Saunders                         8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Robert F.Geiger                      4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Trevor J. Madler                     4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Don Saunders                         8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Chad M. Vogel                        8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Clyde J. Boehm                       4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Bruce Brucker                        4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Daniel L. Baker                      2,000                    2,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
SLIC, a Partnership                  8,000                    8,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Wesley Pittenger                     4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Wade A. Becker                       4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Steven J. Wolff                      4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
David A. Moum                        4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Brent J. Geiss                       4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Mark S. Schmidt                      4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Wade J. Vogel                        4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
STP Investments                      4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Kevin A. Hahne                       4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Shawn M. Messmer                     4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Kurt Leier                           4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------
Todd M. Becker                       4,000                    4,000                         0
                                                              -----                         -
------------------------------------------------------------------------------------------------------------------

On January 5, 2001, we issued 5,000,000 shares of our common stock to Ardell Mees, Tammera Mees in exchange for the assets of the sole proprietorship. On or about January 5, 2001, we issued 4,465,000 shares of our common stock to individuals for services provided to us related to our incorporation. On or about March 5, 2001,we issued 130,000 shares of our common stock for $0.25 per share to the other selling shareholders. None of the selling security holders are broker-dealers or are affiliates of a broker-dealer.


Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinarybrokerage transactions and transactions in which the broker solicits purchasers;and
    o privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

 ========================= ========= ===========================================
 Name                        Age     Position
 ------------------------- --------- -------------------------------------------
  Ardell D. Mees               45     President, Treasurer and a Director
 ------------------------- --------- -------------------------------------------
 Tammera A. Mees              39     Vice President, Secretary and a Director
 ------------------------- --------- -------------------------------------------
 Addie McConachie             73     Director
 ========================= ========= ===========================================


Ardell D. Mees. Mr. Mees has been our President, Treasurer and one of our directors since our inception. Mr. Mees has been responsible for our day-to-day operations for the past twelve years. Due to Mr. Mees' specialized training as a decor installation contractor; he has acted as Chief Installer on a number of our installation projects. He is responsible for securing and maintaining relationships with our contracted grocers, design firms and remodelers. Ardell maintains the upkeep of the installation equipment and vehicles, manages accounts, and handles all public relations with clients. In addition, Mr. Mees coordinates and oversees all onsite installations, and is responsible for the costing and bidding process. Mr. Mees is also the President of G-Cats Acquisition Corporation, a Nevada corporation, which is a reporting company with the Commission. G-Cats Acquisition Corporation has been delinquent in the past with respect to its reporting obligations pursuant to the Securities Exchange Act of 1934.

Tammera A. Mees. Ms. Mees has been our Vice President, Secretary, and one of our directors since our inception. For the past 10 years, Mrs. Mees has been responsible for day-to-day operations such as invoicing, accounts payable, accounts receivable, payroll, and all aspects of office management.
Mrs. Mees is not an officer or a director of any reporting company.


Addie McConachie. Ms. McConachie is one of our founding shareholders and is currently one of our directors. Ms. McConachie is currently responsible for assisting in the operations of the office, purchasing goods for retail sales and coordinating the Annual Sales Shows and various other trade show marketing activities. Ms. McConachie has worked for 22 years at Sioux Sporting Goods in Bismarck, North Dakota as a processing agent. Ms. McConachie is not an officer or a director of any reporting company.

Ardell D. Mees, our President, Treasurer and one of our directors, is the spouse of Tammera Mees, our Vice President, Secretary, and one of our directors. Mr. Mees is also the son of Addie McConachie, one of our directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 9, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class      Name and Address of Beneficial Owner      Amount and Nature of Beneficial    Percent of Class
                                                              Owner
-----------------   -------------------------------------     -------------------------------   --------------------
Common Stock        Ardell D. Mees                            3,000,000 shares, President,              31.27%
                    2021 North 3rd Street, Bismarck,          Treasurer, Director
                    North Dakota 58501

Common Stock        Tammera A. Mees                           2,000,000 shares, Vice President,         20.84%
                    2021 North 3rd Street, Bismarck,          Secretary, Director
                    North Dakota 58501

Common Stock        Addie McConachie                          1,000,000 shares, Director                10.42%
                    2021 North 3rd Street, Bismarck,
                    North Dakota 58501

Common Stock                                                  All directors and named executive         62.53%
                                                                      officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------


Description of Capital Stock. Our authorized capital stock consists of 25,000,000 shares of $.001 par value common stock. We are not authorized to issue preferred stock. As of July 9, 2001, 9,595,000 shares of our common stock were issued and outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel", was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities
Act Liabilities
------------------------------------------------------------------------------

Article V of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to our shareholders or us for monetary damages for breach of fiduciary duty as an officer or director, except for liability

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
    o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------


Transactions with Promoters. We began operations in 1988 as a sole proprietorship. On January 4, 2001, we incorporated in North Dakota. On January 5, 2001, we acquired all of the assets of ADM Enterprises, the sole proprietorship owned by Ardell and Tammera Mees in exchange for 5,000,000 shares of our common stock. On or about January 5, 2001, we issued 4,565,000 shares of our common stock to individuals in exchange for services provided to us related to our incorporation.


Description of Business
-----------------------

Our Background. We began operations in 1988, under the ownership and control of Ardell Mees, who provided installation services to grocery decor design companies. As our reputation for excellent workmanship has grown, we have expanded our operations to serve a larger geographic region. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On January 5, 2001, we acquired all of the assets of ADM Enterprises, the sole proprietorship owned by Ardell and Tammera Mees in exchange for 5,000,000 shares of our common stock.

Our Business. We provide customized construction and installation of grocery store decor for both new and renovated grocery stores. Our service and expertise include the installation of grocery checkout stands, grid ceilings, cart-stops, shelving, customer service counter, office cabinetry and other grocery store equipment and fixtures. Our clients primarily consist of design companies, most of whom are subsidiaries of major retail grocery chains, or are affiliated with Associated Wholesale Grocers, the nation's second largest retailer-owned grocery wholesaler. We believe that our success is the result of both our quality installation of grocery equipment and fixtures, and high level of personal service that we provide to our customers. We receive bid requests from all regions of the United States. Therefore, we are seeking to expand our operations to service additional geographic areas.

To effectuate our business plan during the next three to six months, we must increase our current customer base, as well as acquire additional employees and equipment so that we may accommodate our expanded customer base. We anticipate that we will establish an online presence to increase our market visibility and corporate recognition. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions.

Use of Grocery Decor Installation Services in the Construction and Remodeling Industry. The retail grocery industry is highly competitive and requires constant innovations to attract and retain customers. Accordingly, neighborhood markets battle for patrons by catering to customers' desires for a modern, clean, and convenient shopping experience. Grocery stores, therefore, typically renovate every five to six years to maintain a new image.

In the past, store workers, painters or carpenters installed decor items. However, as the designs and materials became increasingly elaborate, the need for specialized and experienced installers grew. The installation process requires that an installer have special knowledge of various aspects of construction, including framing, finishing, and remodeling. Additionally, knowledge of standards for product usage, hanging methods and quality control are extremely helpful. As a result of the frequency of store renovations, coupled with the complexity of the items being installed secures the demand for custom installation services.

Our Installation Services. Our services are frequently employed in conjunction with construction and renovation companies assisting in the building or remodeling process. Design companies frequently engage our services to effect the installation of various decor items, such as interior signs, countertops and the like. Grocers engage our installation expertise to insure the proper installation of checkout stands, grid ceilings, cart-stops, shelving, customer service counters and office cabinetry.

Our Standard of Installation. We believe that our success can be attributed to the high degree of quality and excellence exacted during the installation process. Our management's specialized experience in building stores in shopping centers and various aspects of construction, such as framing, finishing, concrete work and remodeling have been emphasized to employees during their training. Our management also possesses specialized skill and knowledge regarding paints, materials, adhesives, and fasteners used in decor installation. Our employees therefore are able to exercise a higher degree of quality and skill when performing installation services.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of various large retail grocers who have markets and stores located nationwide. We believe that our current customers will be a source of referrals and that new contracts will arise as a result of our ability to offer the most cost and quality effective bid.

Growth Strategy. Our objective is to become a dominant provider of grocery decor services accompanied by reliable personal service. Our strategy is to continue providing clients with quality and cost-effective installation services. Key elements of our strategy include:

    o increase our relationships with grocer decor design companies and retail grocery chains;
    o increase our relationships with the construction and renovation companies servicing the retail grocers;
    o provide additional installation services for smaller businesses; and
    o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our expansion and business development. For example, a potential joint venture candidate could include the manufacturer of grocer decor or fixtures, such as checkout counters.


We have not taken any steps to accomplish our growth strategy.


Our Competition. We believe that the installation business competes on price, reputation for quality, timeliness, familiarity with retail construction, the availability of aggregate materials and financial strength. We believe that we compete favorably on the basis of the foregoing factors. The market for construction services, particularly services to national retail chains, is highly competitive. Several of our competitors are larger, better known and have substantially greater marketing, financial, personnel and other resources, including established reputations and working relationships, than we do. We cannot guaranty that our services will continue to be competitive in the market place. Our primary competitor in our respective market area of the Midwest is PFI, Inc., based in Denver, Colorado.

Government Regulation. We are subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although our current operations have not been significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our operations.

Our Research and Development. We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future.

Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

o        these agreements will not be breached;
o        we would have adequate remedies for any breach; or
o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.


Employees. As of July 9, 2001, we have two employees. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our expansion and business development. We are not currently experiencing, and have not in the past experienced, a shortage of labor although we cannot guaranty that qualified people will be available, that we will be able to retain qualified employees, or that our labor costs may not have to increase to retain qualified employees.


Facilities. Our executive, administrative and operating offices are located at 2021 N. 3rd Street, Bismarck, North Dakota 58501. Ardell Mees, our President, Treasurer and a Director, currently provides office space to us at no charge.

Management's Discussion and Analysis of Financial Condition and Results
of Operations
------------------------------------------------------------------------------

We began operations in 1988 as a sole proprietorship. On January 4, 2001, we incorporated in North Dakota as ADM Enterprises, Inc. On January 5, 2001, we acquired all of the assets of ADM Enterprises, the sole proprietorship owned by Ardell and Tammera Mees in exchange for 5,000,000 shares of our common stock. Therefore, we have included the audited financial statements of ADM Enterprises for the years ended December 31, 2000 and 1999 and through January 4, 2001, the date of our formation.

For the period ended April 30, 2001.
------------------------------------


Liquidity and Capital Resources. We have cash of $2,553 as of April 30, 2001. Our total current assets were approximately $12,667 as of April 30, 2001. Accounts receivable represents approximately $10,114 of our total current assets. Based on our recent history, we believe that we will collect those receivables in a timely fashion. Therefore, we believe that our available cash is sufficient to pay our day-to-day expenditures. Our total assets were approximately $54,585, of which our vehicles represent approximately $57,600.

Our total liabilities were approximately $46,999 as of April 30, 2001. Notes payable represent approximately $33,577 of our total liabilities. Those notes payable are for the vehicles that we use to transport our equipment to various locations.


Results of Operations.
----------------------

Revenues. We are newly formed. We have realized revenues of approximately $18,014 from management services that we provided during the period ended April 30, 2001. We believe that our revenues will remain consistent due to our consistent customer base. Therefore, unless we expand our operations, we believe that our revenues will continue at their current levels.

Operating Expenses. For the period ended April 30, 2001, our total expenses were approximately $57,140, the majority of those expenses were compensation to our management and outside consultants. For the period ended April 30, 2001, we experienced net income of approximately $33,257.

For the fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999.

Liquidity and Capital Resources. We have cash of $4,911 as of December 30, 2000, a significant increase from $0 as of December 30, 1999. Our total current assets were approximately $13,430 as of December 30, 2000, a significant increase from $9330 as of December 30, 1999. Our total assets were approximately $54,256 as of December 30, 2000, a slight decrease from total assets of $56,422 as of December 31, 1999.

Our total liabilities were approximately $40,467 as of December 30, 2000, a slight increase from total liabilities of $37,488 as of December 31, 1999. Notes payable represent approximately $34,175 of our total liabilities as of December 30, 2000, an increase from Notes payable of $29,049 as of December 31, 1999. Those notes payable are for the vehicles that we use to transport our equipment to various locations.

Results of Operations.
----------------------

Revenues. We have generated revenues of approximately $272,399 for the year ended December 31, 2000, compared to revenues of approximately $228,594 for the year ended December 31, 1999. Our cost of revenues were approximately $77,662 for the year ended December 31, 2000, compared to cost of revenues of approximately $70,666 for the year ended December 31, 1999. Fees paid to subcontractors represent the most significant portion of our cost of revenues. For the for the year ended December 31, 2000, fees paid to subcontractors were approximately $63,463 compared to $50,212 for the year ended December 31, 1999.

Operating Expenses. For the year ended December 31, 2000, our total expenses were approximately $199,882, compared to approximately $178,155 for the year ended December 31, 1999. The majority of those expenses were compensation to our management. For the year ended December 31, 2000, we experienced net loss of approximately $4,373 compared to a net loss of $17,193 for the year ended December 31, 1999.

Our Plan of Operation for the Next Twelve Months. We provide customized construction and installation of grocery store decor for both new and renovated grocery stores in North Dakota. We are currently seeking to expand our operations and the geographic area of the markets that we serve.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees or independent contractors and equipment so that we may accommodate our expanded customer base. We anticipate that we will use revenues generated to expand the geographic area of our operations. We believe we can establish our industry presence and stimulate interest by constructing a trade show booth to market our services when we attend annual grocer tradeshows and conventions. However, we may not be able to expand our operations effectively. Our failure to market and promote our services will harm our business and future financial performance.

We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

We are not currently conducting any research and development activities, and do not anticipate conducting such activities in the near future. In the event that we expand our customer base and serve additional geographic areas, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment and vehicles which can transport the equipment.

Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held the following property:


====================================== ==========================
              Property                      April 30, 2001
-------------------------------------- --------------------------
Cash                                                      $2,553
-------------------------------------- --------------------------
Property and Equipment, net                              $76,120
====================================== ==========================


The components of property and equipment consist of the following at April 30, 2001:
---------------

             Equipment                                            19,810
             Vehicles                                             57,600
                                                                  ------
                                                                  77,410
             Less: Accumulated Depreciation                      (1,290)
                                                                 -------
             Total                                               $76,120

Depreciation is recorded based on the useful life of the fixed assets. The useful life of the equipment is 7 years. The useful life of the vehicles is five years.

Our Facilities. Our executive, administrative and operating offices are located at 2021 North 3rd Street, Bismarck, North Dakota, 58501. We do not presently own any interests in real estate.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and us as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. There have been no related party transactions, except for the following:


Our legal counsel, Stepp Law Group, has prepared an offering memorandum and this registration statement. Calvin Mees is the brother of Ardell Mees, our president and one of our directors. Ardell Mees is also the President of G-Cats Acquisition Corporation, a Nevada corporation, which is a reporting company with the Commission. Mrs. Mees does not currently engage in any other activities and is not an officer or director of any other company. Ms. McConachie does not currently engage in any other activities and is not an officer or director of any other company.


On January 5, 2001, we acquired all of the assets of ADM Enterprises, the sole proprietorship owned by Ardell and Tammera Mees in exchange for 5,000,000 shares of our common stock.


For the period ended April 30, 2001, Ardell Mees, our President, Treasurer and one of our directors and principal shareholders, was paid $9,675 as compensation for his services.


Ardell D. Mees, our President, Treasurer and one of our directors, currently provides office space to us at no charge.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o disclosing such transactions in prospectus' where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o obtain uninterested directors consent; and
    o obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.


When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is forty-two.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

 Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                              Salary ($)                   Compensation ($)       Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Ardell Mees - President, Treasurer   2001     $36,000         None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Tammera Mees - Vice President,
Secretary                            2001        $0           None              None                  None
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Employment Contracts. We anticipate that we will enter into employment contracts with Ardell Mees, although we currently do not have plans, agreements, understandings or arrangements at this time.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------





                            ADM Enterprises, Inc.
                                  Balance Sheet
                                    Unaudited

                                   A S S E T S
                                   -----------

                                                              April 30           January 31
                                                                2001                2001
Current Assets                                                  ----                ----
--------------
     Cash                                                     $      2,553        $         424
     Accounts Receivable                                             10,114               8,519
                                                          ------------------  ------------------
            Total Current Assets                                     12,667               8,943

Fixed Assets
------------
     Vehicles                                                        57,600              57,600
     Equipment                                                       19,810              19,810
                                                          ------------------  ------------------
     Less: Accumulated Depreciation                                 (41,915)            (38,044)
                                                          ------------------  ------------------
            Total Fixed Assets                                       35,495              39,366
Other Assets
------------
     Deferred Tax Benefit                                             6,423                 554
                                                          ------------------  ------------------
            Total Other Assets                                        6,423               6,423
                                                          ------------------  ------------------

            Total Assets                                      $      54,585       $      54,732
                                                          ==================  ==================


                              L I A B I L I T I E S
                              ---------------------
Current Liabilities
-------------------
     Accounts Payable and accrued expenses                                -                   -
     Note Payable - Current Portion                                   8,422               6,943
                                                          ------------------  ------------------
            Total Current Liabilities                                 8,422               8,422

Long-Term Liabilities
---------------------
     Loan from Shareholder                                            5,000                   -
     Note Payable                                                    33,577              33,577
                                                          ------------------  ------------------

            Total Long-Term Liabilities                              38,577              33,577
                                                          ------------------  ------------------
            Total Liabilities                                        46,999              41,999

     Commitments and Contingencies                                        0                   0

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Common Stock                                                          9,595               9,465
25,000,000 authorized shares, par value $.001
9,595,2000 and 9,465,200 shares issued and outstanding
Additional Paid-in-Capital                                           34,388               2,018
Accumulated Deficit                                                 (36,397)             (3,140)
                                                          ------------------  ------------------
            Total Stockholders' Equity (Deficit)                      7,586               8,343
                                                          ------------------  ------------------
            Total Liabilities and Stockholders' Equity             $ 54,585            $ 50,342
                                                          ==================  ==================





     The accompanying notes are integral part of the financial statements.

                              ADM Enterprises, Inc.
                            Statements of Operations
                                   (Unaudited)

                                                             Three Months Ended
                                                                April 30
                                                         ----------------------
Revenues:                                                         2001
--------                                                 ----------------------
      Management Services                                             $ 18,014
                                                         ----------------------
           Total Revenues                                               18,014

Expenses:
---------
      Depreciation                                                       3,871
      Consulting Services                                               27,339
      Officer Salary and Expenses                                        9,675
      Auto Expenses                                                      2,604
      Operating Expenses                                                13,651
                                                         ----------------------
           Total Expenses                                               57,140

           Net Income (Loss) from Operations                           (39,126)

Provision for Income Taxes:
---------------------------
      Income Tax Benefit (Expense)                                       5,869
                                                         ----------------------
           Net Income (Loss)                                    $      (33,257)
                                                         ======================

Basic and Diluted Earnings Per Common Share                            (0.003)
                                                         ----------------------

Weighted Average number of Common Shares                             9,538,333
                                                         ======================
      used in per share calculations

                              ADM Enterprises, Inc.
                            Statements of Cash Flows
                                   (Unaudited)

                                                              Three Months Ended
                                                                   April 30
                                                            ------------------------
                                                                     2001
                                                            ------------------------
Cash Flows from Operating Activities:
-------------------------------------
      Net Income (Loss)                                             $       (33,257)

     Adjustments to reconcile net income (loss) to
       net cash provided(used) to operating activities:
               Depreciation                                                   3,871
               Accounts Payable                                               1,479
               Accounts Receivable                                           (1,580)
               Deferred Tax Benefit                                          (5,884)
                                                            ------------------------
               Total Adjustments                                             (2,114)
                                                            ------------------------

Net Cash provided (used) in Operating Activities                     $      (35,371)


Cash Flows from Investing Activities:
-------------------------------------
      Capital Expenditures                                                        -
                                                            ------------------------

Net Cash provided (used) in Investing Activities                     $            -
                                                            ------------------------

Cash Flows from Financing Activities:
-------------------------------------
      Common Stock                                                           32,500
      Note Payable                                                            5,000
                                                            -----------------------
                                                             ----------------------
Net Cash provided (used) by Financing Activities                     $       37,500
                                                            -----------------------
Net Increase (Decrease) in Cash                                      $        2,129

Cash Balance,  Beginning of Period                                              424
                                                            -----------------------
Cash Balance,  End  of Period                                        $        2,553
                                                            =======================


Supplemental cashflow informaiton:
      Cash Paid for interest                                         $          -
      Cash Paid for income taxes                                     $          -

                                ADM Enterprises,
                                ----------------
                                      Inc.
                                      ---
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                 April 30, 2001
                                 --------------
                                   (Unaudited)
                                   -----------


NOTE 1 - GENERAL

ADM Enterprises, Inc. ("the Company") was incorporated under the laws of the State of North Dakota on January 5, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of North Dakota. The company has a total of 25,000,000 authorized shares with a par value of $.001 per share and with 9,595,000 shares issued and outstanding as of April 30, 2001.

NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended April 30, 2001 are not necessarily indicative of the results that may be expected for the fiscal years ended January 31, 2001. The operating results for the three month period April 30, 2000 is not shown because the Company was not formed until January 4, 2001. The January 31, 2001 balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements. For further information, the statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form SB-2, as amended.

         Shares of common stock issued by the Company for other than cash have been assigned amount equivalent to the fair value of the service or assets received in exchange.

         Start-up and organization costs are recorded in accordance with the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

                              ADM Enterprises, Inc.
                              ---------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                 April 30, 2001
                                 --------------

                                   (Unaudited)

NOTE 2 - BASIS OF PRESENTATION (con't)

        The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods. Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

        The Company, from time to time, may be subject to legal proceedings and claims that arise in the ordinary course of its business. Currently, the Company is not subject to any legal proceedings or other claims.

           ADM Enterprises
                                 January 4, 2001
                           December 31, 2000 and 1999

















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
-----------------------------------------------------------------------------
                                                  Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)

                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's


ADM Enterprises
(a Sole Proprietorship)
                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of ADM Enterprises (Company), as of January 4, 2001, December 31, 2000 and 1999 and the related statement of operations, statement of Owner's Capital, and the statement of cash flows for the years ended December 31, 2000 and 1999 and the interim period from January 1, 2001 to January 4, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 4, 2001, December 31, 2000, and December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and the interim period from January 1, 2001 to January 4, 2001 in conformity with generally accepted accounting principles.

                                Clyde Bailey P.C.


San Antonio, Texas
April 25, 2001

                                ADM Enterprises
                             (a Sole Proprietorship)
                                 Balance Sheets

                          A S S E T S
                          -----------                      January 4         December 31        December 31
                                                           ---------         -----------        -----------
                                                            2001                2000               1999
                                                            ----                ----               ----

Current Assets
---------------
     Cash                                                     $     424         $    4,911         $        -
     Accounts Receivable                                          8,519              8,519              9,330
                                                      ------------------  -----------------  -----------------
           Total Current Assets                                   8,943             13,430         $    9,330
Fixed Assets
------------
     Vehicles                                                    57,600             57,600             48,960
     Equipment                                                   19,810             19,810             19,810
                                                      ------------------  -----------------  -----------------
     Less: Accumulated Depreciation                             (36,754)           (36,584)           (21,678)
                                                      ------------------  -----------------  -----------------
           Total Fixed Assets                                    40,656             40,826             47,092

                                                      ------------------  -----------------  -----------------
           Total Assets                                      $   49,599         $   54,256         $   56,422
                                                      ==================  =================  =================



                    L I A B I L I T I E S
                    ---------------------

Current Liabilities
-------------------
     Accounts Payable and accrued expenses                            -                  -              2,200
     Cash Overdraft                                                                                       727
     Note Payable - Current Portion                               6,943              6,292              5,512
                                                      ------------------  -----------------  -----------------
           Total Current Liabilities                              6,943              6,292              8,439

Long-Term Liabilities
---------------------
     Note Payable                                                33,577             34,175             29,049
                                                      ------------------  -----------------  -----------------

           Total Long-Term Liabilities                           33,577             34,175             29,049
                                                      ------------------  -----------------  -----------------

           Total Liabilities                                     40,520             40,467             37,488

     Commitments and Contingencies                                    -                  -                  -

             O W N E R ' S C A P I T A L
             ---------------------------
Capital                                                           9,079             13,789             18,934
                                                      --------------------------------------------------------
           Total Capital (Deficit)                                9,079             13,789             18,934
                                                      ------------------  -----------------  -----------------

           Total Liabilities and Stockholders' Equity          $ 49,599           $ 54,256           $ 56,422
                                                      ==================  =================  =================


The accompaning notes are integral part of the consolidated financial statements.

                                 ADM Enterprises
                             (a Sole Proprietorship)
                            Statements of Operations

                                                                For the Interim
                                                                Period Ended            For the Twelve Months Ended
                                                                                   ---------------------------------------
                                                                  January 4           December 31          December 31
                                                                  ---------           -----------          -----------
                                                                    2001                 2000                 1999
Revenues:                                                           ----                 ----                 ----
--------
      Revenues                                                    $         -          $     272,399        $     228,594
                                                              ------------------   ------------------   ------------------
           Total Revenues                                                   -                272,399              228,594

Cost of Revenues:
-----------------
      Materials                                                                               14,199               20,454
      Sub-Contractors                                                                         63,463               50,212
                                                              ------------------   ------------------   ------------------
           Total Cost of Revenues                                           -                 77,662               70,666

           Gross Profit                                                     -                194,737              157,928

Expenses:
---------
      Depreciation                                                          170               14,906               13,754
      Travel                                                                -                 36,098               18,930
      Insurance                                                                                7,947                7,628
      Interest Expense                                                      743                9,707                9,123
      Equipment Rental                                                                         4,331                3,461
      Rent (Proforma Adjustments)                                            65                6,000                6,000
      Proprietor's Salary (Proforma Adjustments)                          3,666               80,966               81,045
      Vehicle Expense                                                       -                 18,433               19,265
      Telephone & Utilities                                                                   10,128               10,527
      Other Operating Expenses                                               66               11,366                8,422
                                                              ------------------   ------------------   -----------------
           Total Expenses                                                 4,710              199,882              178,155

           Net Income (Loss) from Operations                             (4,710)              (5,145)             (20,227)

Provision for Income Taxes: (Proforma Adjustments)
--------------------------------------------------
      Income Tax Benefit (Expense)                                          706                  772                3,034
                                                              ------------------   ------------------   ------------------
                                                                                   -----------------    ------------------
           Net Income (Loss)                                        $    (4,003)         $    (4,373)        $    (17,193)
                                                              ==================   ==================   ==================



The accompanying notes are integral part of the financial statements.

                                 ADM Enterprises
                             (a Sole Proprietorship)
                          Statement of Owner's Capital





                                                                  Owner's
                                                                  Equity
                                                              ----------------

   Balance, Janaury 1, 1999                                       $     39,161

   Withdrawals                                                        (87,045)
   Expense for Rent and Owner's Salary                                 87,045
   Proforma Tax Benefit                                                (3,034)
   Net Income                                                         (17,193)
                                                              ----------------
    Balance, December 31, 1999                                          18,934

   Withdrawals                                                        (86,966)
   Expense for Rent and Owner's Salary                                 86,966
   Proforma Tax Benefit                                                  (772)
   Net Income                                                          (4,373)
                                                              ----------------
   Balance, December 31, 2000                                          13,789

   Withdrawals                                                         (3,731)
   Expense for Rent and Owner's Salary                                  3,731
   Proforma Tax Benefit                                                  (706)
   Net Income (Loss)                                                   (4,003)
                                                              ----------------

   Balance January 4, 2001                                        $     9,079
                                                              ================



The accompanying notes are integral part of the financial statements.

                                 ADM Enterprises
                             (a Sole Proprietorship)
                            Statements of Cash Flows

                                                         For the Interim
                                                         Period Ended           For the Twelve Months Ended
                                                                                ---------------------------
                                                         January 4            December 31           December 31
                                                         ---------            -----------           -----------
Cash Flows from Operating Activities:                       2001                  2000                 1999
------------------------------------                        ----                  ----                 ----
      Net Income (Loss)                                 $      (4,003)      $     (4,373)        $     (17,193)

      Adjustments to reconcile net income (loss) to
        net cash provided(used) to operating activiti
             Depreciation                                         170             14,906                13,754
             Accounts Receivable                                   -                 811                (1,332)
             Accounts Payable                                      -              (2,200)                2,200
             Deferred Tax Benefit                                (706)              (772)               (3,034)
                                                     -----------------  -----------------   -------------------
             Total Adjustments                                   (536)            12,745                11,588
                                                     -----------------  -----------------   -------------------
Net Cash provided (used) in Operating Activities        $      (4,540)      $      8,372          $     (5,605)

Cash Flows from Investing Activities:
-------------------------------------
      Acquisition of Fixed Assets                                  -              (8,640)
                                                     -----------------  -----------------   -------------------

Net Cash provided (used) in Investing Activities         $         -        $     (8,640)         $          -
                                                     -----------------  -----------------   -------------------
Cash Flows from Financing Activities:
-------------------------------------
      Note Payable                                                 53              5,906                 4,958
                                                     -----------------  -----------------   -------------------
                                                     -----------------
Net Cash provided (used) by Financing Activities         $         53       $      5,906          $      4,958
                                                     -----------------  -----------------   -------------------

Net Increase (Decrease) in Cash                          $     (4,487)      $      5,638          $      (647)

Cash Balance,  Beginning of Period                              4,911               (727)                 (80)
                                                     -----------------  -----------------   -------------------
Cash Balance,  End  of Period                            $        424       $      4,911          $      (727)
                                                     =================  =================   ===================

Supplemental cashflow informaiton:
      Cash Paid for interest                             $        743       $      9,707          $      9,123




The accompanying notes are integral part of the financial statements.

                                 ADM Enterprises
                          Notes to Financial Statements

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------
Organization
------------

ADM Enterprises ("the Company") was formed as a Sole Proprietorship over twelve years ago to provide customized installations of grocery store decor for both new and renovating grocery stores. The Company's owner, Ardell Mess, has many years of experience in this type of business.

Federal Income Tax
------------------

The Company files its income tax as a sole proprietorship on the personal return of its owner. As such, the Company has not shown any provisions for income tax on its financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Revenues and directly related expenses are recognized in the period in which they occur. Revenues and related expenses are recognized from the completion of construction jobs. These jobs are short-term jobs that last from 30 to 90 days.

The Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt instruments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of checking accounts and money market funds.

                                 ADM Enterprises
                          Notes to Financial Statements

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)
-------------------------------------------------------------
Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity.

Recent Accounting Pronouncements
--------------------------------

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No 133") which establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as extended by SFAS No. 137 and amended by SFAS No. 138, is effective for all fiscal quarters beginning after June 15, 2000. The Company adopted SFAS 133, as amended, on January 1, 2001. The Company does not expect adoption of SFAS No. 133 to have an effect on its financial statements.

In December 1999, the Securities and Exchange Commission issues Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. The provisions of SAB 101 are effective for these initial financial statements. The Company does not expect adoption of SAB 101 to have an effect on its financial statements.

Note 2 - Sale of Assets
-----------------------

On January 5, the Company was acquired by ADM Enterprises, Inc. (ADM Inc.) for 5,000,000 shares of the ADM Inc.'s common stock. The assets and liabilities transferred from the sole proprietorship, ADM Enterprises are accounted for at their historical cost in a manner similar to "pooling of interest accounting" as noted in Accounting Interpretation - APB 16-#39. The result is a net vehicles and equipment sold in the amount of $40,656, accounts receivable in the amount of $6,088, and $ 794 in cash, and debt transferred in the amount of $40,520.

                                 ADM Enterprises
                          Notes to Financial Statements


Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions with its owner, Ardell Mees, in the form of withdrawals. For the year ended December 31, 1999, the Company has recorded $81,045 as salary and $6,000 for rent expense on a pro forma basis to record as expense the withdrawal. For the year ended December 31, 2000, the Company has recorded $80,966 as salary and $6,000 for rent expense on a pro forma basis to record as expense the withdrawal.

For the period ended January 4, 2001, the Company has recorded $3,666 as salary and $65 for rent expense on a pro forma basis to record as expense the withdrawal. A credit to owner's capital has been recorded for the salary and rent expense to show as a contra entry and offset the withdrawals.

Note 4 - Fixed Assets
---------------------

Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

           The estimated useful lives are as follows:
                      Vehicle         5 years
                      Equipment       7 years

Depreciation expense for the years ended December 31, 2000 and 1999 was $14,906 and $13,754. The depreciation expense for the interim period ended January 4, 2001 is $170.

Note 5 - Long Term Debt

The Company had the following debt obligations at January 4, 2001:


     Loan on '00 Ford F-250 originally dated      $    24,712
     May 22, 2000.  The note calls for an
     interest rate of 9.5% with monthly payments of interest and principle of $487.95 maturing on May 7, 2007'


     Loan on '00 Jeep originally dated                 15,808
     March 22, 2000.  The note calls for
     an interest rate of 8.95% with monthly
     payments of interest and principle of
     $380.05  maturing on March 21, 2005


            Less current maturities                   (6,943)
                                                 -------------
                 Notes Payable- Long Term        $     33,577
                                                 -------------

                                 ADM Enterprises
                          Notes to Financial Statements




NOTE 6  -  SUBSEQUENT EVENTS
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure
---------------------------------------------------------------

In January 2001, our Board of Directors appointed Clyde Bailey, P.C., independent accountants, to audit our financials statements from January 4, 2001 (our date of formation) through January 31, 2001. Clyde Bailey, P.C. also audited the financial statements of ADM Enterprises, the sole proprietorship owned by Ardell and Tammera Mees, for the years ended December 31, 2000 and 1999 and through January 4, 2001, the date of our formation.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period ended April 30, 2001, and the financial statements of ADM Enterprises, our predecessor entity, for the years ended December 31, 1999 and 2000 appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey, P.C., and are included in reliance upon such reports given upon the authority of Clyde Bailey, P.C., as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article V of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to our shareholders or us for monetary damages for breach of fiduciary duty as an officer or director, except for liability

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
    o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                $633.27
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $645.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately             $10,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $2,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------


There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On January 5, 2001, we issued 5,000,000 shares of our common stock to Ardell Mees and Tammera Mees in exchange for the assets of the sole proprietorship in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors.

On or about January 5, 2001, we issued 4,465,000 shares of our common stock to Wade Vogel, Romie Krickbaum, Mellisa Hayes, Todd Broadway, Kelly Arndt, Delton Stein, Dan Saunders, Bettina L. Wiest, Nicole Nygarrd, Michael Oswald and Dana Schuler in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us related to our incorporation. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors.

On or about March 5, 2001,we issued 130,000 shares of our common stock for $0.25 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The net proceeds were $32,500.


Exhibits
--------
         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------
1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*

3.2                        Bylaws*

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement

* Previously filed in Registration Statement on Form SB-2 which was filed on May 17, 2001.
**       Included in Financial Statements
***      Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Bismarck, North Dakota, on July 9, 2001.


                                   ADM Enterprises, Inc.,
                                   a North Dakota corporation


                                   By:      /s/ Ardell D. Mees
                                            -----------------------------------
                                            Ardell D. Mees
                                   Its:     President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Ardell D. Mees                                   July 9, 2001
--------------------------------------------         ------------
Ardell D. Mees
President, Treasurer, Director


/s/ Tammera A. Mees                                  July 9, 2001
--------------------------------------------         ------------
Tammera A. Mees
Vice President, Secretary, Director


/s/ Addie McConachie                                 July 9, 2001
--------------------------------------------         ------------
Addie McConachie
Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Ardell D. Mees with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

ADM Enterprises, Inc.


/s/ Ardell D. Mees                          July 9, 2001
------------------------------------        ------------
Ardell D. Mees
President, Treasurer, Director


/s/ Tammera A. Mees                         July 9, 2001
------------------------------------        ------------
Tammera A. Mees
Vice President, Secretary, Director


/s/ Addie McConachie                        July 9, 2001
------------------------------------        ------------
Addie McConachie
Director